UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

CYNOSURE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2017, Cynosure, Inc. (“Cynosure”) and Hologic, Inc. (“Hologic”) entered into a definitive Agreement and Plan of Merger, dated as of February 14, 2017 (the “Merger Agreement”), by and among Cynosure, Hologic and Minuteman Merger Sub, Inc. (“Purchaser”).

Pursuant to the terms of Merger Agreement, Purchaser will commence an all cash tender offer (the “Offer”) for any (subject to the minimum condition) and all of Cynosure’s outstanding shares of Class A Common Stock, par value $0.001 per share (the “Shares”), at a purchase price of $66.00 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes. Under the Merger Agreement, Hologic is required to commence the Offer within five business days after the date of the Merger Agreement. The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) Shares having been validly tendered and not withdrawn that represent at least a majority of the total number of Shares then outstanding, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval from the German Federal Cartel Office under the German Act Against Restraints of Competition having been obtained, (iv) the absence of injunctions or other legal restraints preventing the consummation of the Offer or the Merger, as defined below, (v) the accuracy of representations and warranties made by Cynosure in the Merger Agreement, (vi) compliance by Cynosure with its covenants in the Merger Agreement, and (vii) other conditions set forth in Annex I to the Merger Agreement. The consummation of the Offer is not subject to any financing conditions.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, Purchaser will merge with and into Cynosure, with Cynosure surviving as a wholly owned subsidiary of Hologic (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Purchaser of Shares validly tendered and not withdrawn in the Offer.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) Cynosure, Hologic, Purchaser, or any other subsidiary of Hologic, which Shares will be cancelled and will cease to exist, (ii) any subsidiary of Cynosure, which Shares will be converted into such number of shares of common stock of the surviving corporation so as to maintain relative ownership percentages or (iii) stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, subject to any required withholding taxes.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the Effective Time, (i) each then-outstanding Cynosure stock option will vest in full and be cancelled and converted into a right to receive the Offer Price (less the applicable exercise price) in respect of each Share underlying such stock option, (ii) each then outstanding Cynosure restricted stock unit award will vest and be cancelled and converted into the right to receive the Offer Price in respect of each Share underlying such restricted stock unit award, and (iii) each then-outstanding Cynosure performance stock unit award will vest and be cancelled and converted into the right to receive the Offer Price in respect of the maximum number of Shares underlying such performance stock unit award.

In the Merger Agreement, Cynosure has agreed, among other things, (i) to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger; (ii) subject to certain customary exceptions set forth in the Merger Agreement to permit Cynosure’s board of directors to comply with its fiduciary duties, to recommend that Cynosure’s stockholders accept the Offer and tender their shares pursuant to the Offer; and (iii) not to solicit alternative acquisition proposals and to certain restrictions on its ability to respond to any such proposals. The Merger Agreement also contains customary representations, warranties and covenants of Cynosure, Hologic and Purchaser.

The Merger Agreement contains customary termination rights for both Cynosure and Hologic, including, among others, for failure to consummate the Offer on or before August 14, 2017.

Upon termination of the Merger Agreement under specified circumstances, including (i) a termination by Cynosure to enter into an agreement for an alternative transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement) or (ii) a termination by Hologic due to a change in the Cynosure board’s recommendation, Cynosure has agreed to pay Hologic a termination fee of approximately $57.7 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Cynosure or Hologic. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Cynosure or Hologic. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Cynosure or Hologic and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2017, Cynosure’s board of directors adopted an amendment (the “By-law Amendment”) to Cynosure’s Amended and Restated By-laws. The By-law Amendment, which was effective upon adoption by the board, among other things, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding brought on behalf of Cynosure, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of Cynosure to Cynosure or Cynosure’s stockholders, including, without limitation, a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of Cynosure (as each may be amended from time to time), or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine or other “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.

The foregoing description of the By-law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-law Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On February 14, 2017, Cynosure and Hologic issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information

The tender offer has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the tender offer is commenced, Hologic will file with the SEC a Tender Offer Statement on Schedule TO, and Cynosure will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Cynosure stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Cynosure and Hologic file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to the acquisition of Cynosure by Hologic. Statements regarding the timing and the closing of the transaction, the expected benefits and synergies of the transaction, prospective performance and future business plans, and future opportunities for the combined company, and any assumptions underlying any of the foregoing, are forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of Cynosure’s stockholders may tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; the outcome of any legal proceedings that may be instituted in connection with the transaction; that the integration of Cynosure’s business into Hologic is not as successful as expected; the failure to realize anticipated synergies and cost savings; the failure of Hologic to achieve the expected financial and commercial results from the transaction; a decrease in demand for procedures performed with Cynosure products and for Cynosure products themselves; increased competition in the aesthetic laser industry; Cynosure’s ability to develop and commercialize new products; Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Cynosure’s and Hologic’s periodic reports filed with the SEC including the factors set forth in their most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by Hologic, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Cynosure. These forward-looking statements reflect Cynosure’s expectations as of the date of this Current Report on Form 8-K. Cynosure undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: February 14, 2017	By:	/s/ Michael R. Davin
Michael R. Davin President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 14, 2017, by and among Cynosure, Inc., Hologic, Inc. and Minuteman Merger Sub, Inc.*

3.1	Amendment to Amended and Restated By-laws of Cynosure, Inc.

99.1	Joint Press Release issued by Cynosure, Inc. and Hologic, Inc. on February 14, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cynosure hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.